Exhibit 23.2


               CONSENT OF INDEPENDENT ACCOUNTANTS
               ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 21, 2000 relating to the consolidated financial statements and consolidated financial statement schedules, which appears in EMC Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP

Boston, Massachusetts
November 13, 2000